UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2014

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Skokie Blvd., Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers; Compensatory Arrangements of Certain Officers

On July 24, 2014, Kapstone Paper and Packaging Corporation announced that the Board of Directors has elected Robert J. Bahash as a Class A director with a term expiring at the annual meeting in May 2016, and Maurice Reznik as a Class C director with a term expiring at the annual meeting in May 2015.  The Board expects to assign each new director to one or more committees at its meeting in August 2014.

The Board of Directors has determined that Mr. Bahash and Mr. Reznik meet the applicable independence requirements of the New York Stock Exchange. There have been no transactions since January 1, 2013, and there are no currently proposed transactions, in which the Company was or is a participant and in which either new director or any member of his respective immediate family has or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selections of Mr. Bahash and Mr. Reznik were not pursuant to any arrangement or understanding between either new director or any other persons pursuant to which either gentleman was selected as a director.

Messrs. Bahash and Reznik will receive the standard compensation received by non-employee directors.  The compensation arrangements are disclosed in the Company’s Form DEF 14A filed April 1, 2014.

Item 9.01                                           Financial Statements and Exhibits

The following exhibits are being filed as part of this Form 8-K:

Exhibit No.

99.1	Press release dated July 24, 2014 announcing the election of Messrs. Bahash and Reznik as Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Timothy P. Davisson
Name:	Timothy P. Davisson
Title:	Vice President, Secretary and General
Counsel